Exhibit 99.1

Birner Dental Management Services, Inc. Announces Results For 3Q 2015

DENVER, Nov. 12, 2015 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and nine months ended September 30, 2015. For the quarter ended September 30, 2015, revenue decreased $248,000, or 1.5%, to $15.9 million. The Company's earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense ("Adjusted EBITDA") decreased $194,000, or 19.2%, to $818,000 for the quarter ended September 30, 2015. Net loss for the quarter ended September 30, 2015 decreased $176,000, or 43.7%, to $(227,000) compared to $(403,000) for the quarter ended September 30, 2014. Net loss per share decreased to $(0.12) for the quarter ended September 30, 2015 compared to $(0.22) for the quarter ended September 30, 2014.

For the nine months ended September 30, 2015, revenue decreased $989,000, or 2.0%, to $48.8 million. The Company's Adjusted EBITDA decreased $194,000, or 5.8%, to $3.1 million for the nine months ended September 30, 2015. Net loss for the nine months ended September 30, 2015 decreased $83,000 to $(330,000) compared to $(413,000) for the nine months ended September 30, 2014. Net loss per share decreased to $(0.18) for the nine months ended September 30, 2015 compared to $(0.22) for the nine months ended September 30, 2014.

Revenue in the third quarter, particularly during the month of September, was especially soft this year, and was a primary driver of the decline in Adjusted EBITDA in the quarter along with $118,000 of negative EBITDA from the Company's two most recently opened de novo offices. In response to the quarter's results, the Company has taken the following actions:

  In all of its markets, the Company has begun the process of becoming credentialed to accept Medicare or Medicaid, and in some cases both, in selected offices.  This is a potential revenue source that the Company has not previously accessed.
  In late October, the Company eliminated 26 support employees in its dental offices and restructured or suspended certain bonus programs, which the Company expects will result in expense savings in excess of $100,000 per month.
  For the balance of 2015 and at least the first two quarters of 2016, the Company is suspending television advertising.  The Company expects this to result in $40,000 to $60,000 in monthly expense savings as compared to the third quarter of 2015, when television ads were running during those months.  The Company regularly adjusts its advertising and marketing expenditures in response to market conditions and performance in individual markets and does not expect the reduction in advertising to have an adverse effect on revenue in those markets.
  The Company has leased space for an additional de novo office in Commerce City, Colorado, which is anticipated to open by January 2016.  The Company does not intend to open any additional de novo offices in 2016.  Instead, it will focus on gaining profitability in its most recently opened offices, filling excess capacity in existing facilities, and paying down bank debt.

Since the beginning of the fourth quarter of 2012, the Company has opened seven de novo offices: in Tucson, Arizona and in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; in Monument, Colorado in December 2013; in Fort Collins, Colorado in May 2014; in Scottsdale, Arizona in October 2014; and in Albuquerque, New Mexico in September 2015. The Company has leased space for an additional de novo office in Commerce City, Colorado, which is anticipated to open by January 2016.

During the nine months ended September 30, 2015, the Company paid approximately $1.2 million in dividends to its shareholders, had capital expenditures of approximately $1.6 million and increased total bank debt outstanding by approximately $564,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 68 dental offices, of which 36 were acquired and 32 were de novo developments. The Company currently has 110 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended September 30, 2015 on Thursday, November 12, 2015 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-438-5525 and refer to Confirmation Code 511243 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on November 12, 2015, the rebroadcast number is 1-888-203-1112 with the pass code of 511243. This rebroadcast will be available through November 25, 2015.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices, capital investments, revenue, expense and expense savings, Adjusted EBITDA and the Company's plans, prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Quarters Ended				Nine Months Ended
	September 30,				September 30,
	2014		2015		2014		2015
REVENUE:
Dental practice revenue	$ 14,823,803		$ 14,681,849		$ 45,867,717		$ 45,241,736
Capitation revenue	1,277,041		1,170,907		3,916,049		3,553,173
	16,100,844		15,852,756		49,783,766		48,794,909

DIRECT EXPENSES:
Clinical salaries and benefits	9,643,784		9,491,411		29,471,225		29,155,036
Dental supplies	776,431		762,736		2,230,122		2,261,936
Laboratory fees	797,007		851,678		2,493,786		2,516,851
Occupancy	1,511,804		1,514,141		4,429,726		4,426,666
Advertising and marketing	209,061		326,756		678,310		707,661
Depreciation and amortization	1,103,335		1,061,157		3,097,413		3,255,507
General and administrative	1,304,149		1,350,066		4,129,054		3,926,094
	15,345,571		15,357,945		46,529,636		46,249,751

Contribution from dental offices	755,273		494,811		3,254,130		2,545,158

CORPORATE EXPENSES:
General and administrative	1,327,993	(1)	779,585	(1)	3,677,019	(2)	2,836,925	(2)
Depreciation and amortization	56,132		62,616		167,426		174,524

OPERATING LOSS	(628,852)		(347,390)		(590,315)		(466,291)
Interest expense, net	31,293		24,143		86,072		74,700

LOSS BEFORE INCOME TAXES	(660,145)		(371,533)		(676,387)		(540,991)
Income tax benefit	(257,457)		(144,897)		(263,791)		(210,986)

NET LOSS	$ (402,688)		$ (226,636)		$ (412,596)		$ (330,005)

Net loss per share of Common Stock - Basic	$ (0.22)		$ (0.12)		$ (0.22)		$ (0.18)

Net loss per share of Common Stock - Diluted	$ (0.22)		$ (0.12)		$ (0.22)		$ (0.18)

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.66		$ 0.66

Weighted average number of shares of Common Stock and dilutive securities:

Basic	1,860,089		1,860,482		1,858,232		1,859,956

Diluted	1,860,089		1,860,482		1,858,232		1,859,956

(1)

Corporate expense - general and administrative includes $62,765 of stock-based compensation expense pursuant to ASC Topic 718 and $338,861 of severance compensation expense for the quarter ended September 30, 2014 and $42,075 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended September 30, 2015.

(2)

Corporate expense - general and administrative includes $232,800 of stock-based compensation expense pursuant to ASC Topic 718 and $338,861 of severance compensation expense for the nine months ended September 30, 2014 and $169,338 of stock-based compensation expense pursuant to ASC Topic 718 for the nine months ended September 30, 2015.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	September 30,
ASSETS	2014	2015
CURRENT ASSETS:
Cash and cash equivalents	$ 310,229	$ 314,889
Accounts receivable, net of allowance for doubtful accounts of approximately $420,000 and $390,000, respectively	3,185,136	3,356,104
Notes receivable	34,195	34,195
Deferred tax asset	614,944	384,333
Prepaid expenses and other assets	520,187	656,173

Total current assets	4,664,691	4,745,694

PROPERTY AND EQUIPMENT, net	11,258,025	10,080,912

OTHER NONCURRENT ASSETS:
Intangible assets, net	8,410,535	7,776,789
Deferred charges and other assets	160,853	158,403
Notes receivable	82,929	62,141

Total assets	$ 24,577,033	$ 22,823,939

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,912,162	$ 2,786,929
Accrued expenses	1,557,811	1,478,557
Accrued payroll and related expenses	2,511,953	2,419,739
Income taxes payable	6,638	240,284
Current maturities of long-term debt	-	10,397,795

Total current liabilities	6,988,564	17,323,304

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,951,321	2,147,109
Long-term debt	9,833,453	-
Other long-term obligations	1,046,633	981,802

Total liabilities	20,819,971	20,452,215

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized; 1,859,689 and 1,861,106 shares issued and outstanding, respectively	1,214,056	1,386,427
Retained earnings	2,543,006	985,297

Total shareholders' equity	3,757,062	2,371,724

Total liabilities and shareholders' equity	$ 24,577,033	$ 22,823,939

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net, income tax benefit, severance compensation expense and office consolidation expense to net loss as in the table below.

	Quarters		Nine Months
	Ended September 30,		Ended September 30,
	2014	2015	2014	2015
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	(402,688)	(226,636)	(412,596)	(330,005)
Add back:
Depreciation and amortization - Offices	1,103,335	1,061,157	3,097,413	3,255,507
Depreciation and amortization - Corporate	56,132	62,616	167,426	174,524
Stock-based compensation expense	62,765	42,075	232,800	169,338
Interest expense, net	31,293	24,143	86,072	74,700
Income tax benefit	(257,457)	(144,897)	(263,791)	(210,986)
Severance compensation expense	338,861	-	338,861	-
Office consolidation expense	80,560	-	80,560	-

Adjusted EBITDA	1,012,801	818,458	3,326,745	3,133,078